                                                                  Exhibit 99.b.9

                    TRANSFER AGENCY AND REGISTRAR AGREEMENT



         AGREEMENT, dated as of November 1, 1995, among American AAdvantage Mileage Funds, (the "Trust"), a Massachusetts business trust having its principal place of business at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155, AMR Investment Services, Inc. ("AMR Investments"), the Manager of the Trust, a Delaware corporation having its principal place of business at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155 and Goldman, Sachs & Co., a New York limited partnership (the "Transfer Agent"), with offices at 4900 Sears Tower, Chicago, Illinois 60606,


WITNESSETH

         That for and in consideration of the mutual covenants and promises hereinafter set forth, the Trust, AMR Investments and the Transfer Agent agree as follows:

         1. Definitions. Whenever used in this Agreement or the Schedules hereto, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Authorized Person" includes any person, whether or not such person is an officer or employee of the Trust or AMR Investments, duly authorized to give Oral Instructions or Written Instructions on behalf of the Trust or AMR Investments as indicated in a certificate furnished from time to time to the Transfer Agent in accordance with Section 4(c) hereof.

                  (b) "Board of Trustees" means the Board of Trustees, Board of Directors or other governing body, as the case may be, of the Trust.

                  (c) "Commission" means the Securities and Exchange Commission.

                  (d) "Custodian" refers to any custodian or sub-custodian of securities and other property which the Trust may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                  (e) "Declaration of Trust" means the Articles of Incorporation, Declaration of Trust, By-laws or similar organizational documents as the case may be, of the Trust as the same may be amended from time to time.

                  (f) "1933 Act" means the Securities Act of 1933, as amended.

                  (g) "1934 Act" means the Securities Exchange Act of 1934, as amended.
                  (h) "1940 Act" means the Investment Company Act of 1940, as amended.

                  (i) "Oral Instructions" means instructions, other than Written Instructions, actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person;

                  (j) "Prospectus" means the most recently dated Prospectus and Statement of Additional Information, including any supplements thereto if any, contained in the Trust's registration statement which has been filed with, and declared effective by, the Commission under the 1933 Act and the 1940 Act.

                  (k) "Shares" refers collectively to such shares of capital stock, beneficial interest or limited partnership interests, as the case may be, of the Trust as may be issued from time to time; provided, however, that if the Shares of the Trust may be issued in more than one series or class, "Shares" shall refer to the shares of capital stock, beneficial interest or limited partnership interest in such class or series.

                  (l) "Shareholder" means a holder of record of Shares.

                  (m) "Trust" means the investment company executing this Agreement, and if it is a series fund, as such term is used in the 1940 Act and/or multiple class fund, such term shall include each series and/or class of the Trust hereafter created, except that such series and/or class shall be listed on Schedule A before this Agreement shall become effective with respect to each such series and/or class.

                  (n) "Written Instructions" means a written communication signed by a person reasonably believed by the Transfer Agent to be an Authorized Person and actually received by the Transfer Agent. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

         2. Appointment of the Transfer Agent. The Trust and AMR Investments hereby appoint and constitute the Transfer Agent as transfer agent, registrar and dividend disbursing agent for Shares and as shareholder servicing agent for the Trust. The Transfer Agent accepts such appointments and, subject to the terms and conditions hereof, agrees to perform the duties hereinafter set forth. In addition, the Trust and AMR Investments authorize the Transfer Agent to take such actions as are necessary, including opening of bank accounts for the Trust, in order to effectuate the obligations of the Transfer Agent under this Agreement.

         3.  Compensation

                  (a) AMR Investments or the Trust will compensate or cause the Transfer Agent to be compensated for the performance of its obligations hereunder with respect to the Trust in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein. The Transfer Agent will transmit an invoice to AMR Investments as soon as practicable after the end of each calendar month which will be detailed in accordance with Schedule A and AMR Investments or the Trust will pay to the Transfer Agent the amount of such invoice within thirty (30) days after AMR Investments' receipt of the invoice.

                  (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A a revised fee schedule executed and dated by the parties hereto.

         4. Documents. In connection with the appointment of the Transfer Agent, the Trust shall deliver or cause to be delivered to the Transfer

Agent the following documents on or before the date this Agreement goes into effect but in any case within a reasonable period of time for the Transfer Agent to prepare to perform its duties hereunder:

                  (a) If the Shares are issuable in certificate form, an adequate supply of certificates for the Shares executed on behalf of the Trust by the persons specified in the Declaration of Trust and, if required by the Declaration of Trust, bearing the seal of the Trust.

                  (b) All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Trust;

                  (c) A signature card bearing the signatures of any officer of the Trust or AMR Investments or other Authorized Person who is authorized to sign Written Instructions or is authorized to give Oral Instructions.

                  (d) A certified copy of the Declaration of Trust;

                  (e) A copy of the resolution of the Board of Trustees authorizing the execution and delivery of this Agreement;

                  (f) If applicable, a certified list of Shareholders of the Trust with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Trust (or of each series or class thereof, as applicable held by each Shareholder, certificate numbers and number of Shares represented thereby (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, the number of Shares redeemed by the Trust, the information specified in Paragraph I of Schedule B and any other information reasonably requested by the Transfer Agent with respect to the Trust or Shareholder accounts that have been opened or Shares outstanding on or before the date this Agreement becomes effective; and

                  (g) An opinion of counsel for the Trust with respect to the validity of the Shares and this Agreement and the status of such Shares under the 1933 Act, which may be the opinion filed by the Trust with the Commission pursuant to Rule 24f-2 under the 1940 Act if accompanied by a letter authorizing the Transfer Agent to rely upon such opinion.

         5. Further Documentation. The Trust will also furnish the Transfer Agent with copies of the following documents promptly after the same shall become available:

                  (a) each resolution of the Board of Trustees authorizing the issuance of Shares;

                  (b) any post-effective amendments to the registration statements filed on behalf of the Trust with the Commission;

                  (c) a certified copy of each amendment to the Declaration of Trust;

                  (d) certified copies of each resolution of the Board of Trustees or other authorization designating Authorized Persons (or authorization of AMR Investments designating Authorized Persons); and

                  (e) such other certificates, documents or opinions as the Transfer Agent may reasonably request in connection with the performance of its duties hereunder.

         6. Representations of the Trust. The Trust represents to the Transfer Agent that all outstanding Shares are validly issued, fully paid and non-assessable. When Shares are hereafter issued, such Shares shall be validly issued, fully paid and nonassessable,

         7. Distributions Payable in Shares. In the event that the Board of Trustees of the Trust shall declare a distribution Payable in Shares with respect to a series or class designated in Schedule A, the Trust shall deliver or cause to be delivered to the Transfer Agent written notice of such declaration signed on behalf of the Trust by an Authorized Person, upon which notice the Transfer Agent shall be entitled to rely for all purposes. Such Notice shall certify (i) the identity of the Shares involved, (ii) the number of Shares involved, (iii) that all appropriate action has been taken and any other information reasonably requested by the Transfer Agent.

         8. Duties of the Transfer Agent. The Transfer Agent shall be responsible for administering and or performing those functions typically performed by a transfer agent; for providing clerical and ministerial assistance to the Trust and AMR Investments in connection with the processing of orders to purchase Shares; for acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption (including coordination with the Custodian) of shares in accordance with the terms of the Prospectus and applicable law. The operating standards and procedures to be followed shall be determined from time to time by agreement between the Trust and the Transfer Agent. In addition, the Trust shall deliver to the Transfer Agent all notices issued by the Trust with respect to the Shares and shall perform such other specific duties as are set forth in the Declaration of Trust including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.

         9. Record Keeping and Other Information. The Transfer Agent shall create and maintain all records required of it pursuant to its duties hereunder in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. All records shall be available upon reasonable notice during regular business hours for inspection and use by the Trust and AMR Investments. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act. The Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed hereunder are the property of the Trust.

         Upon reasonable notice by the Trust, the Transfer Agent shall make available during regular business hours such of its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Trust or any person retained by the Trust or AMR Investments as may be necessary for the Trust or AMR Investments to evaluate the quality of the services performed by the Transfer Agent pursuant hereto.

         10. Other Duties. In addition to the duties set forth in Section 8 hereof and in Schedule B, the Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing among the Trust, AMR Investments and the Transfer Agent. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule A or B and the duties and functions shall be reflected in an amendment to Schedule B, both dated and signed by authorized persons of each of the parties hereto.

         11.  Reliance by Transfer Agent; Instructions,

                  (a) The Transfer Agent will have no liability when acting upon Written or Oral Instructions reasonably believed to have been executed or communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Trust or AMR Investments as applicable pursuant to Section 4(c). The Transfer Agent will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust and the proper counter-signature of the Transfer Agent.

                  (b) At any time, the Transfer Agent may apply to any Authorized Person of the Trust for Written Instructions and may, at the expense of the Transfer Agent, seek advice from legal counsel for the Trust, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such Written Instructions or opinion of counsel to the Trust; provided that nothing in this Subsection shall excuse the Transfer Agent when an action or omission by it constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder. Written Instructions requested by the Transfer Agent shall be provided by the Trust within a reasonable period of time and the Transfer Agent shall not be required to take any action under this Agreement that is the subject of a request for Written instructions Until Written Instructions responding to the satisfaction of the Transfer Agent to such request are received by the Transfer Agent. The Transfer Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Trust only if the Transfer Agent reasonably believes said representative is an Authorized Person. The Trust agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions. The Trust's failure to so confirm shall not impair in any respect the Transfer Agent's right to rely on Oral Instructions. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of a person reasonably believed by the Transfer Agent to be an Authorized Person.

                  (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for and shall be indemnified with respect to any liability with respect to: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Trustees, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

         12. Acts of God, etc. The Transfer Agent will not be liable or responsible for delays or errors by acts of God or by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, equipment failure, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

         13.  Duty of Care and Indemnification.

                  (a) The Transfer Agent, in the performance of its duties hereunder, shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims and shall act in conformity with the Trust's Declaration of Trust and Prospectus and any Written or Oral Instructions, and shall, subject to the standard set forth above, comply with and conform to the requirements of the 1940 Act, the 1934 Act, particularly Section 17A thereof, and all other applicable federal and state laws, regulations and rulings.

                  (b) AMR Investments and the Trust hereby agree to indemnify and hold harmless the Transfer Agent, its officers, partners and employees and each person, if any, who controls the Transfer Agent against any and all losses, claims, damages Of liabilities, joint or several, to which any such person may become subject under the 1940 Act, the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Transfer Agent's actions and duties hereunder. It is understood, however, that nothing in this Section 13 shall protect the Transfer Agent, its officers, partners and employees and each person, if any, who controls the Transfer Agent against any liability to AMR Investments, the Trust or its shareholders and their officers, directors, trustees and employees and each person, if any, who controls AMR Investments or the Trust to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence, in the performance of his duties, or by reason of his reckless disregard of his obligations and duties under this Agreement.

                  (c) The Transfer Agent hereby agrees to indemnify and hold harmless AMR Investments and the Trust and their officers, directors, trustees and employees and each person, if any, who controls AMR Investments or the Trust against any and all losses, claims, damages or liabilities, joint or several, to which such person may become subject under the 1940 Act, the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Transfer Agent's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

                   (d) The indemnifying party shall reimburse each indemnified party for any reasonable legal or other expenses incurred by such indemnified party in connection with investigating defending any such loss, claim, damages, liability or action. In the case that any such action may be brought against any indemnified party and such indemnified party shall notify the indemnifying party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expense of other counsel, or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense of such action other than the reasonable costs of investigation.

         14. Consequential Damages. In no event and under no circumstances shall any party under this Agreement be liable to any other party for consequential or indirect loss of profits, reputation or business or any other special damages under any provision of this Agreement or for any act or failure to act hereunder.

         15.  Term and Termination.

                   (a) This Agreement shall be effective on the date first written above and shall continue thereafter until terminated in accordance with this Agreement. This Agreement may be terminated by any party upon written notice given to each of the other parties at least 150 days prior to the termination date. In addition, this Agreement may be terminated at any time upon 30 days' written notice in the event of a material breach of the terms of this contract by such other party, provided that such breach is not cured within a reasonable period of time.

                   (b) In the event a termination notice is given by the Trust, it shall be accompanied by a resolution of the Board of Trustees, certified by the Secretary of the Trust. Upon such termination and at the expense of the Trust, the Transfer Agent will deliver to the successor transfer agent designated by the Trust a certified list of shareholders of the Trust (with names and addresses), and all other relevant books, records, correspondence and other Trust records or data in the possession of the Transfer Agent, and the Transfer Agent will cooperate with the Trust and any successor transfer agent or agents in the substitution process.

                   (c) In the event a termination notice is given by the Transfer Agent and upon selection of one or more successor transfer agent(s) by the Trust, the Transfer Agent shall deliver to such successor(s), at the Transfer Agent's cost, a certified list of Shareholders of the Trust (with names and addresses) and all other relevant books, records, correspondence and other Trust records or data in the possession of the Transfer Agent, and the Transfer Agent shall cooperate with the Trust and any successor transfer agent(s) in the substitution process.

         16. Confidentiality. All parties hereto agree that any nonpublic information obtained hereunder concerning each of the other parties is confidential and may not be disclosed to any other person without the consent of such other party, except as may be required by applicable law or at the request of the Commission or other governmental agency. The parties further agree that a breach of this provision would irreparably damage such other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

         17. Amendment. This Agreement may only be amended or modified by a written instrument executed by all the parties hereto.

         18. Subcontracting. The Trust and AMR Investments agree that the Transfer Agent may, in its discretion, subcontract for certain of the services described under this Agreement or the Schedules hereto; provided that any such subcontracting shall not relieve the Transfer Agent of its responsibilities hereunder; and provided, further, that the Transfer Agent shall notify the Trust and AMR Investments of any such subcontracting agreement.

         19.  Miscellaneous.

                  (a) Notices. Any notice or other instrument authorized or required by this agreement to be given in writing to the Trust, AMR Investments or the Transfer Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Trust:                                   To AMR Investments:

American AAdvantage Funds                       AMR Investment Services, Inc.
4333 Amon Carter Blvd., MD5645                  4333 Amon Carter Blvd., MD5645
Fort Worth, Texas 76155                         Fort Worth, Texas 76155
Attn.: W. F. Quinn, President                   Attn.: W.F. Quinn, President

         To the Transfer Agent:

         Goldman, Sachs & Co.
         4900 Sears Tower
         Chicago Illinois 60606
         Attn.: Pauline Taylor

          (b) Successors. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns, provided, however, that this Agreement shall not be assigned to any person other than a person controlling, controlled by or under common control with the assignor without the written consent of each of the other parties, which consent shall not be unreasonably withheld.

          (c) Governing Law. This Agreement shall be governed exclusively by the laws of the State of New York without reference to the choice of law provisions thereof.

          (d) Counterparts. This Agreement may be executed in any number of or counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

          (e) Captions. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (f) Use of Transfer Agent's Name. The Trust and AMR Investments shall not use the name of the Transfer Agent in any prospectus, statement of additional information, shareholders' report, sales literature or other material relating to the Trust in a manner not approved by the Transfer Agent prior thereto in writing; provided, that the Transfer Agent need only receive notice of all reasonable uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by any government agency or applicable law or rule.

          (g) Use of Trust's Name or AMR Investments' Name The Transfer Agent shall not use the name of the Trust or AMR or Investments or material relating to the Trust or AMR Investments on any documents or forms for other than internal use in a manner not approved by the Transfer Agent prior thereto by the Trust or AMR Investments in writing; provided, that the Trust or AMR Investments need only receive notice of all reasonable uses of its name which merely refer in accurate terms to the appointment of the Transfer Agent or which are required by any government agency or applicable law or rule.

         (h) Independent Contractors. The parties agree that they are independent contractors and not partners or co-venturers.

         (i) Entire Agreement; Severability. This Agreement and the Schedules attached hereto constitute the entire agreement of the parties hereto relating to the matters covered hereby and supersede any previous agreements. if any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions shall not be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                                               AMERICAN AADVANTAGE FUNDS

                                               By:  /s/ NANCY ECKL
                                                  -----------------------------
                                               Title:   Vice President
                                                     --------------------------

                                               AMR INVESTMENT SERVICES, INC..

                                               By:  /s/ W.F. QUINN
                                                  -----------------------------
                                               Title:   President
                                                     --------------------------

                                               GOLDMAN SACHS & CO.

                                               By:  /s/ PAULINE TAYLOR
                                                  -----------------------------
                                               Title:   Vice President
                                                     --------------------------

                                   Schedule A

Fee Schedule - American AAdvantage Mileage Funds

As of November 1, 1995
Annual Fee per Fund                              $10,000

Per Account Charges                              $0 (unless>4000 open accounts)

+ Out of Pocket Fees                             billed at cost



The "Annual Fee per Fund" will increase $1000 per month until it reaches $15,000. Should the number of open accounts exceed 4000 prior to May 1, 1996, an additional annual charge of $20 per open account and $5 per closed account will be added.


As of May 1, 1996, the fee schedule is as follows:
Annual Fee per Fund                              $15,000

Per Account Charges                              $0 (unless>4000 open accounts)

      Open Accounts                              $20

      Closed Accounts                            $5

+ Out of Pocket Fees                             billed at cost


                                   Schedule B

DUTIES OF THE TRANSFER AGENT


         1. Shareholder Information. The Transfer Agent or its agent shall maintain a record of the number of Shares held by each holder of record which shall include name, address, taxpayer identification number, the American AAdvantage number, class of Shares (if applicable), balance of Shares in an account, beneficial owner code (i.e., male, female, joint tenant, etc.), dividend code (i.e., reinvestment) and indicate whether such Shares are held in certificates or uncertificated form.

         2. Shareholder Services. The Transfer Agent or its agent shall investigate all reasonable inquiries from shareholders of the Trust relating to their Shareholder accounts and shall respond to all communications from Shareholders and other persons designated by the Trust relating to the Transfer Agent's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Trust.

         3.  Share Certificates.

                  (a) If the Shares are issuable in certificated form, the Trust shall provide, at the Trust's expense, an adequate supply of certificates for the Shares executed on behalf of the Trust by the persons specified in the Declaration of Trust and, if required by the Declaration of Trust, bearing the seal of the Trust. The Trust agrees that notwithstanding the death, resignation, or removal of any officer of the Trust whose signature appears on such certificates, the Transfer Agent or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

                  (b) The Transfer Agent or its agent shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by the Transfer Agent or its agent of properly executed affidavits and lost certificate bonds, in form satisfactory to the Transfer Agent or its agent, with the Trust and the Transfer Agent or its agent as obligees under the bond.

                  (c) The Transfer Agent or its agent shall also maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record. With respect to Shares held in open accounts or uncertificated form ( i.e., no certificate being issued with respect thereto), the Transfer Agent or its agent shall maintain comparable records of the record holders thereof, including their names, addresses and taxpayer identification. The Transfer Agent or its agent shall further maintain a stop transfer record on lost and/or replaced certificates.

         4. Mailing Communications to Shareholders; Proxy Materials. The Transfer Agent or its agent shall address and mail to Shareholders of the Trust, all reports to Shareholders, dividend and distribution notices and such prospectuses, statements of additional information (upon request), annual reports, semi-annual reports, proxy and related material for the Trust's meetings of Shareholders and any other enclosures requested by the Trust, as are provided to the Transfer Agent by the Trust. In connection with meetings of Shareholders, the Transfer Agent or its agent will prepare certified Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

         5.  Sale of Shares.

                  (a) Suspension of Sale of Shares. The Transfer Agent or its agent shall not be required to issue any Shares of the Trust if it has received a Written Instruction from the Trust or official notice from any appropriate federal or state regulatory authority that the sale of the Shares has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of the Transfer Agent or its agent to rely on such Written Instructions or official notice.

                  (b) Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent or its agent shall: (i) give prompt notice of such return to the Trust or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as the Transfer Agent may from time to time deem appropriate.

         6.  Purchase, Transfer or Redemption of Shares.

                  (a) Requirements for Purchase, Transfer or Redemption of Shares. The Transfer Agent or its agent shall process all requests to purchase, transfer or redeem Shares in accordance with the purchase, transfer or redemption procedures set forth in the Trust's Prospectus.

                  The Transfer Agent or its agent shall purchase, transfer or redeem Shares upon receipt of Oral or Written Instructions or such other means of communication as shall be specified in the Prospectus and agreed to by the Transfer Agent requesting such purchase, transfer or redemption. In the case of any request for transfer or redemption of Shares in certificated form, the Transfer Agent shall be entitled to require that the certificate representing such Shares be surrendered in connection with such transfer or redemption and shall be properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent or its agent reasonably may deem necessary.

                  The Transfer Agent or its agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine. The Transfer Agent or its agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent or its agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

                  (b) Notice to Custodian and Trust. When Shares are purchased or redeemed, the Transfer Agent or its agent shall deliver to the Custodian and the Trust or its designee a notification setting forth the number of Shares purchased or redeemed. Such purchased or redeemed shares shall be reflected on appropriate accounts maintained by the Transfer Agent or its agent reflecting outstanding Shares and Shares attributed to individual accounts.

                  (c) Payment of Redemption Proceeds. The Transfer Agent or its agent shall, upon receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay such moneys as are received from the Custodian, all in accordance with the procedures described in the written instruction received by the Transfer Agent or its agent from the Trust. The Transfer Agent will upon receipt of moneys from shareholders for the purchase of shares, pay such moneys to the Custodian.

                  The Transfer Agent or its agent shall not process or effect any redemption with respect to Shares of the Trust after receipt by the Transfer Agent or its agent of notification of the suspension of the determination of the net asset value of the Trust. The Transfer Agent shall identify redemption requests made with respect to accounts in which Shares have been purchased within a time period agreed upon between the Transfer Agent and the Trust for determining whether funds have been collected with respect to such purchases. Unless otherwise directed by the Trust or AMR Investments, the Transfer Agent shall not process any redemption so identified unless funds for the purchase of such Shares have been received.

         7.  Dividends.

                  (a) Notice to Agent and Custodian. Upon the declaration of each dividend, other than dividends declared on a daily basis, and each capital gains distribution by the Board of Trustees with respect to Shares, the Trust shall furnish or cause to be furnished to the Transfer Agent or its agent a copy of a resolution of the Board of Trustees certified by the Secretary of the Trust setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable to the Transfer Agent or its agent on the payment date and whether such dividend or distribution is to be paid in Shares of such class at net asset value.

                  (b) Daily Dividend Funds. For daily dividend funds, which shall be identified by the Trust to the Transfer Agent, the Trust directs the Transfer Agent to (i) accept the daily dividend accrual rate from the Custodian and to apply that rate to the outstanding Shares for that day, and (ii) to pay or reinvest the accumulated daily dividend in accordance with the Prospectus or, if applicable, written instructions from the Shareholder. On or before the payment date specified in such resolution of the Board of Trustees, the Custodian will pay to the Transfer Agent sufficient cash to make payment to the Shareholders of record as of such payment date.

                  (c) Insufficient Funds for Payments. If the Transfer Agent or its agent does not receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all Shareholders as of the record date, the Transfer Agent or its agent shall, upon notifying the Trust, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent or its agent.

                  (d) Reports. The Transfer Agent shall compute, prepare and mail all necessary reports with respect to dividend payments to Shareholders or authorities as requested by the Trust. The Transfer Agent shall report to the Trust Purchases of Shares under a dividend reinvestment plan.

         8.  Customer Service.

         The Transfer Agent shall respond to all telephone and written inquiries received by the Transfer Agent. In response to telephone inquiries, the Transfer Agent shall provide general, limited information, as agreed to in writing between the Transfer Agent and the Trust, but shall provide no investment advice. Notwithstanding anything in this Paragraph 8 to the contrary, it is agreed that the Transfer Agent shall be acting solely in an administrative capacity in connection with its duties under this Paragraph 8 and shall not be required to take any action that it reasonably believes could be deemed to involve the distribution of the Shares. It is also agreed that the Transfer Agent shall refer all questions regarding the Trust's portfolio management to the Trust.

         9.  Blue Sky.

         The Transfer Agent will maintain records of Trust sales by state and provide such reports to the Trust as agreed to by the Trust and the Transfer Agent, including Blue Sky warning reports.

         10. Communication with American Airlines' AAdvantage Travel Awards Program Department ("AAdvantage")

         Using a formula which (a) allocates "miles" to a Shareholders' investment position, and (b) is provided to the Transfer Agent by the foremost, the Transfer Agent will provide AAdvantage by the fourth day of each month an electronic report detailing the miles earned by each Trust Shareholder during the prior month. For new Shareholders who are not yet members of the AAdvantage Program, the Transfer Agent and AAdvantage shall communicate in order to enroll the Shareholder in the AAdvantage Program.

         11.  Communications to Shareholders Regarding Account Information.

         The Transfer Agent will mail a monthly client statement to all shareholders reflecting their holdings in the Trust, any transaction activity during the period, and AAdvantage miles accumulated during that month. Transaction confirmations shall be provided to Shareholders as required by applicable law.

         12.  Tax Reports.

         The Transfer Agent shall maintain records throughout the year to enable Transfer Agent to report all necessary information, including but not limited to Internal Revenue Service filings, total distributions, taxes withheld and retirement account record keeping and reports. Reports will be filed with the Internal Revenue Service via magnetic tape and paper reports mailed to individual shareholders. Transfer Agent's tax reporting responsibilities are applicable to Shares only and not to AAdvantage Program miles.

         Transfer Agent shall conduct an annual test of the disaster recovery of the system and operations used to support the Trust, and shall provide the Trust with results of that test.

         13.  Disaster Recovery.

         The Transfer Agent shall maintain a disaster recovery plan reasonably designed to keep the records and adequate systems available to the Trust.

         14.  Compliance.


         The Transfer Agent shall maintain and provide to the Trust such account records and perform all services in connection therewith in order that such records are in conformity with all legal requirements applicable to its services hereunder.


         15.  Taping of Communications with Shareholders.


         The Transfer Agent shall, unless otherwise directed by the Trust, make an audio tape recording of each telephone call from a Shareholder regarding its account or requesting the purchase, transfer or redemption of Shares.


         16.  Reconciliation of Bank Accounts.


         The Transfer Agent shall provide the Trust and AMR Investments with a reconciliation of all the Trust's bank accounts employed by the Transfer Agent in connection with its services hereunder.


         17.  Management Reports.


         The Transfer Agent shall provide the Trust and AMR Investments with such management reports as the Trust or AMR Investments may reasonably request.